Exhibit 99.1

FORWARD AIR CORPORATION REPORTS
THIRD QUARTER 2009 RESULTS

GREENEVILLE, Tenn.—(BUSINESS WIRE)—October 21, 2009—Forward Air Corporation (NASDAQ:FWRD) today reported revenue, operating income, net income and diluted earnings per share for the third quarter and nine months ended September 30, 2009.

Operating revenue for the quarter ended September 30, 2009 decreased 15.1% to $103.1 million from $121.5 million for the same quarter in 2008.  Income from operations was $6.7 million, compared with $19.3 million in the prior-year quarter.  As a percent of operating revenue, income from operations decreased to 6.5% from 15.9% for the same quarter last year.  Net income during the period was $3.8 million compared to $12.1 million in the prior-year quarter.  Income per diluted share from operations for the third quarter of 2009 was $0.13 compared with $0.42 in the prior-year quarter.

Operating revenue for the nine months ended September 30, 2009 decreased 14.7% to $299.4 million from $351.0 million for the same period in 2008.  Income from operations, which includes a first quarter non-cash, pre-tax charge of $7.2 million primarily for goodwill impairment related to the Company’s Forward Air Solutions segment, was $6.5 million, compared with $56.2 million in the prior-year period.  Including the impact of the goodwill impairment, the Company’s net income for the nine months ended September 30, 2009, was $3.5 million, compared with $34.2 million in the prior-year period.  Net income per diluted share for the first nine months of 2009 was $0.12 compared with $1.18 in the prior-year period.

"It came as no surprise that our results continued to be negatively impacted in the third quarter as a result of the global economic recession," said Bruce A. Campbell,  Chairman, President and CEO. “The pricing environment, which began to deteriorate late in the first quarter, has remained extremely challenging but has shown signs of stabilization. In key areas of our Forward Air, Inc. business segment we did have cause for some guarded optimism. The final weeks of the quarter saw a sequential firming up of our airport-to-airport network tonnage that has continued thus far into October. Within airport-to-airport our Forward Air Complete pick-up and delivery offering continued to gain traction. During the quarter an average of 14.4% of our linehaul shipments had a pick-up and or delivery attached compared to 9.4% in the third quarter of 2008. Lastly, our TLX truckload brokerage group which saw revenue declines in the second quarter appears to have curtailed that slide with September revenues coming in flat compared to last year.”

Commenting further, Mr. Campbell said, “The third quarter proved to be more challenging than originally anticipated for our Solutions business segment. After a tremendous amount of work getting the right cost structure as well as achieving new business wins, the peak retail season did not occur in September as forecasted by our customers. However, in the first weeks of October volumes would indicate the beginning of a somewhat normalized fourth quarter. Again we will monitor this trend with cautious optimism.”

Continuing, Mr. Campbell said, “Every day it seems some expert declares the recovery has begun. We see signs that are encouraging and we do feel the worst is over, but now is not the time to let down our guard. Our people will continue to vigilantly control costs ensuring our rapid return to the margins and returns that our shareholders have historically come to expect of Forward Air.”

In closing, Mr. Campbell said, “We are pleased to report that for a second consecutive year and for 10 of the past 11 years Forward Air has been named by Forbes magazine as one of the “200 Best Small Companies” in America. Congratulations and thank you to all of the Forward Air employees and independent contractors who made this honor possible.”

Commenting further on the quarter, Rodney L. Bell, Senior Vice President and CFO, said, “Cash flow from operations was $9.3 million for the quarter and $30.7 million year-to-date compared to $20.9 and $38.0 respectively for last year. We ended the period with just over $27 million in cash and $39.5 million available on our line of credit. With the completion of our Dallas facility in July we have no meaningful capital expenditure needs for the balance of 2009 and anticipate 2010 capital expenditures to be approximately $10 million providing ample free cash flow and flexibility.”

Commenting further, Mr. Bell said, “Assuming current trends remain stable, for the fourth quarter of 2009, we anticipate a year-over-year decline in revenue in the range of 10 to 15% and expect income per diluted share to be between $0.15 and $0.21 per share.”

Review of Financial Results

Forward Air will hold a conference call to discuss third quarter 2009 results on Thursday, October 22, 2009 at 10:00 a.m. EDT. The Company’s conference call will be available online at www.forwardair.com or by dialing 800-841-9385. A replay of the conference call will be available at www.forwardair.com beginning shortly after completion of the live call.

About Forward Air Corporation

Forward Air Corporation operates two business segments, Forward Air, Inc. and Forward Air Solutions, Inc.

Forward Air, Inc. is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 84 terminals located on or near major airports in the United States and Canada. It provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

Forward Air Solutions, Inc. is a provider of pool distribution services.  Pool distribution involves the consolidation and shipment of several smaller less-than-truckload shipments to a common area or region. Once at the regional destination, the loads are deconsolidated, then grouped with other shipments with common delivery points, and delivered in a very precise, time-sensitive manner.  Our pool distribution network consists of 19 terminals within the mid-Atlantic, Southeast, Midwest and Southwestern United States.

Forward Air Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
Operating revenue:
Forward Air
Airport-to-airport	$66,667	$85,901	$194,908	$257,147
Logistics	13,172	15,597	38,645	42,688
Other	5,596	6,487	16,975	18,464
Forward Air Solutions
Pool distribution	17,644	13,499	48,864	32,685
Total operating revenue	103,079	121,484	299,392	350,984

Operating expenses:
Purchased transportation
Forward Air
Airport-to-airport	28,025	33,388	82,008	98,432
Logistics	10,329	11,227	30,127	31,224
Other	1,387	1,764	3,681	4,941
Forward Air Solutions
Pool distribution	3,747	2,505	9,774	5,743
Total purchased transportation	43,488	48,884	125,590	140,340
Salaries, wages and employee benefits	28,591	28,504	86,834	84,355
Operating leases	6,631	6,183	20,440	16,918
Depreciation and amortization	5,006	4,134	14,687	11,830
Insurance and claims	2,045	1,816	6,984	5,690
Fuel expense	1,880	3,052	5,199	8,466
Other operating expenses	8,767	9,583	25,983	27,146
Impairment of goodwill and other intangible assets	--	--	7,157	--
Total operating expenses	96,408	102,156	292,874	294,745
Income from operations	6,671	19,328	6,518	56,239

Other (expense) income:
Interest expense	(177)	(210)	(469)	(839)
Other, net	51	115	50	325
Total other expense	(126)	(95)	(419)	(514)
Income before income taxes	6,545	19,233	6,099	55,725
Income taxes	2,766	7,136	2,581	21,519
Net income	$3,779	$12,097	$3,518	$34,206

Net income per share:
Basic	$0.13	$0.42	$0.12	$1.19
Diluted	$0.13	$0.42	$0.12	$1.18
Weighted average shares outstanding:
Basic	28,942	28,871	28,924	28,782
Diluted	29,026	29,139	28,978	29,067

Dividends per share:	$0.07	$0.07	$0.21	$0.21

Forward Air Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,
	2009	2008 (a)
Assets
Current assets:
Cash	$27,230	$22,093
Accounts receivable, net	52,993	57,206
Other current assets	14,145	12,290
Total current assets	94,368	91,589

Property and equipment	203,383	186,377
Less accumulated depreciation and amortization	72,976	63,401
Total property and equipment, net	130,407	122,976
Goodwill and other acquired intangibles:
Goodwill	43,332	50,230
Other acquired intangibles, net	36,997	40,708
Total goodwill and other acquired intangibles	80,329	90,938
Other assets	1,582	2,024
Total assets	$306,686	$307,527

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,509	$11,633
Accrued expenses	16,057	12,927
Current portion of debt and capital lease obligations	1,072	1,602
Total current liabilities	25,638	26,162

Long-term debt and capital lease obligations, less current portion	52,404	53,035
Other long-term liabilities	3,749	3,055
Deferred income taxes	6,136	8,841

Shareholders’ equity:
Common stock	289	289
Additional paid-in capital	15,139	10,249
Retained earnings	203,331	205,896
Total shareholders’ equity	218,759	216,434
Total liabilities and shareholders’ equity	$306,686	$307,527

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	September 30,	September 30,
	2009	2008
Operating activities:
Net income	$3,779	$12,097
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	5,006	4,134
Share-based compensation	1,607	1,451
(Gain) loss on sale or disposal of property and equipment	(1)	15
Provision for loss on receivables	217	131
Provision for revenue adjustments	548	1,369
Deferred income taxes	(466)	(793)
Tax benefit for stock options exercised	(1)	(69)
Changes in operating assets and liabilities:
Accounts receivable	(3,721)	2,209
Prepaid expenses and other current assets	382	439
Accounts payable and accrued expenses	1,962	(116)
Net cash provided by operating activities	9,312	20,867

Investing activities:
Proceeds from disposal of property and equipment	14	13
Purchases of property and equipment	(3,803)	(7,325)
Acquisition of businesses	--	(10,653)
Other	49	(74)
Net cash used in investing activities	(3,740)	(18,039)

Financing activities:
Payments of debt and capital lease obligations	(390)	(302)
Borrowings on line of credit	--	15,000
Payments on line of credit	--	--
Proceeds from exercise of stock options	8	947
Payments of cash dividends	(2,028)	(2,026)
Common stock issued under employee stock purchase plan	--	--
Cash settlement of share-based awards for minimum tax withholdings	(5)	(7)
Tax benefit for stock options exercised	1	69
Net cash (used in) provided by financing activities	(2,414)	13,681
Net increase in cash	3,158	16,509
Cash at beginning of period	24,072	1,082
Cash at end of period	$27,230	$17,591

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended
	September 30,	September 30,
	2009	2008
Operating activities:
Net income	$3,518	$34,206
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	14,687	11,830
Impairment of goodwill and other intangible assets	7,157	--
Share-based compensation	5,022	4,571
(Gain) loss on sale or disposal of property and equipment	(13)	36
Provision for (recovery) loss on receivables	(74)	245
Provision for revenue adjustments	1,916	3,273
Deferred income taxes	(3,009)	635
Tax benefit for stock options exercised	(1)	(1,148)
Changes in operating assets and liabilities:
Accounts receivable	2,370	(16,092)
Prepaid expenses and other current assets	(1,567)	(1,932)
Accounts payable and accrued expenses	701	2,398
Net cash provided by operating activities	30,707	38,022

Investing activities:
Proceeds from disposal of property and equipment	231	46
Purchases of property and equipment	(18,828)	(12,680)
Acquisition of businesses	--	(29,299)
Other	405	(167)
Net cash used in investing activities	(18,192)	(42,100)

Financing activities:
Payments of debt and capital lease obligations	(1,163)	(1,172)
Borrowings on line of credit	--	45,000
Payments on line of credit	--	(25,000)
Proceeds from exercise of stock options	8	3,085
Payments of cash dividends	(6,081)	(6,062)
Common stock issued under employee stock purchase plan	99	145
Repurchase of common stock	(242)	--
Cash settlement of share-based awards for minimum tax withholdings	--	(384)
Tax benefit for stock options exercised	1	1,148
Net cash (used in) provided by financing activities	(7,378)	16,760
Net increase in cash	5,137	12,682
Cash at beginning of period	22,093	4,909
Cash at end of period	$27,230	$17,591

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)

	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2009	Revenue	2008	Revenue	Change	Change
Operating revenue
Forward Air	$85.7	83.1%	$108.6	89.4%	$(22.9)	(21.1)%
FASI	17.8	17.3	13.6	11.2	4.2	30.9
Intercompany Eliminations	(0.4)	(0.4)	(0.7)	(0.6)	0.3	(42.9)
Total	103.1	100.0	121.5	100.0	(18.4)	(15.1)

Purchased transportation
Forward Air	39.8	46.4	46.5	42.8	(6.7)	(14.4)
FASI	4.0	22.5	3.1	22.8	0.9	29.0
Intercompany Eliminations	(0.3)	75.0	(0.7)	100.0	0.4	(57.1)
Total	43.5	42.2	48.9	40.2	(5.4)	(11.0)

Salaries, wages and employee benefits
Forward Air	20.6	24.0	23.0	21.2	(2.4)	(10.4)
FASI	8.0	44.9	5.5	40.5	2.5	45.5
Total	28.6	27.7	28.5	23.5	0.1	0.4

Operating leases
Forward Air	4.6	5.4	4.7	4.3	(0.1)	(2.1)
FASI	2.0	11.2	1.5	11.0	0.5	33.3
Total	6.6	6.4	6.2	5.1	0.4	6.5

Depreciation and amortization
Forward Air	4.1	4.8	3.6	3.3	0.5	13.9
FASI	0.9	5.1	0.5	3.7	0.4	80.0
Total	5.0	4.9	4.1	3.4	0.9	22.0

Insurance and claims
Forward Air	1.6	1.9	1.7	1.6	(0.1)	(5.9)
FASI	0.4	2.2	0.1	0.7	0.3	300.0
Total	2.0	1.9	1.8	1.5	0.2	11.1

Fuel expense
Forward Air	0.8	0.9	1.6	1.5	(0.8)	(50.0)
FASI	1.1	6.2	1.5	11.0	(0.4)	(26.7)
Total	1.9	1.8	3.1	2.5	(1.2)	(38.7)

Other operating expenses
Forward Air	7.0	8.2	8.2	7.5	(1.2)	(14.6)
FASI	1.9	10.7	1.4	10.3	0.5	35.7
Intercompany Eliminations	(0.1)	25.0	--	--	(0.1)	(100.0)
Total	8.8	8.6	9.6	7.9	(0.8)	(8.3)

Income (loss) from operations
Forward Air	7.2	8.4	19.3	17.8	(12.1)	(62.7)
FASI	(0.5)	(2.8)	--	--	(0.5)	(100.0)
Total	$6.7	6.5%	$19.3	15.9%	$(12.6)	(65.3)%

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)

	Nine months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2009	Revenue	2008	Revenue	Change	Change
Operating revenue
Forward Air	$251.2	83.9%	$319.8	91.1%	$(68.6)	(21.5)%
FASI	49.2	16.4	32.8	9.4	16.4	50.0
Intercompany Eliminations	(1.0)	(0.3)	(1.6)	(0.5)	0.6	(37.5)
Total	299.4	100.0	351.0	100.0	(51.6)	(14.7)

Purchased transportation
Forward Air	116.1	46.2	134.6	42.1	(18.5)	(13.7)
FASI	10.4	21.1	7.3	22.3	3.1	42.5
Intercompany Eliminations	(0.9)	90.0	(1.6)	100.0	0.7	(43.8)
Total	125.6	42.0	140.3	40.0	(14.7)	(10.5)

Salaries, wages and employee benefits
Forward Air	63.1	25.1	70.3	22.0	(7.2)	(10.2)
FASI	23.7	48.2	14.1	43.0	9.6	68.1
Total	86.8	29.0	84.4	24.1	2.4	2.8

Operating leases
Forward Air	14.1	5.6	13.6	4.2	0.5	3.7
FASI	6.3	12.8	3.3	10.0	3.0	90.9
Total	20.4	6.8	16.9	4.8	3.5	20.7

Depreciation and amortization
Forward Air	12.0	4.8	10.6	3.3	1.4	13.2
FASI	2.7	5.5	1.2	3.6	1.5	125.0
Total	14.7	4.9	11.8	3.4	2.9	24.6

Insurance and claims
Forward Air	5.6	2.2	5.1	1.6	0.5	9.8
FASI	1.4	2.8	0.6	1.8	0.8	133.3
Total	7.0	2.3	5.7	1.6	1.3	22.8

Fuel expense
Forward Air	2.3	0.9	4.8	1.5	(2.5)	(52.1)
FASI	2.9	5.9	3.7	11.3	(0.8)	(21.6)
Total	5.2	1.7	8.5	2.4	(3.3)	(38.8)

Other operating expenses
Forward Air	21.0	8.4	23.7	7.4	(2.7)	(11.4)
FASI	5.1	10.4	3.5	10.7	1.6	45.7
Intercompany Eliminations	(0.1)	10.0	--	--	(0.1)	(100.0)
Total	26.0	8.7	27.2	7.7	(1.2)	(4.4)

Impairment of goodwill
and other intangible assets
Forward Air	0.2	0.1	--	--	0.2	100.0
FASI	7.0	14.2	--	--	7.0	100.0
Total	7.2	2.4	--	--	7.2	100.0

Income (loss) from operations
Forward Air	16.8	6.7	57.1	17.9	(40.3)	(70.6)
FASI	(10.3)	(20.9)	(0.9)	(2.7)	(9.4)	1,044.4
Total	$6.5	2.2%	$56.2	16.0%	$(49.7)	(88.4)%

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Three months ended			Nine months ended
	September 30,	September 30,	Percent	September 30,	September 30,	Percent
	2009	2008	Change	2009	2008	Change

Operating ratio	91.6%	82.2%	(11.4)%	93.3%	82.1%	(13.6)%

Business days	64.0	64.0	--	191.0	192.0	(0.5)
Business weeks	12.8	12.8	--	38.2	38.4	(0.5)

Airport-to-airport:
Tonnage
Total pounds¹	357,768	441,269	(18.9)	1,054,048	1,336,801	(21.2)
Average weekly pounds¹	27,951	34,474	(18.9)	27,593	34,813	(20.7)

Linehaul shipments
Total linehaul	511,959	568,031	(9.9)	1,529,233	1,746,828	(12.5)
Average weekly	39,997	44,377	(9.9)	40,032	45,490	(12.0)

Forward Air Complete shipments	73,696	53,161	38.6	194,694	145,452	33.9
As a percentage of linehaul shipments	14.4%	9.4%	53.8	12.7%	8.3%	53.0

Average linehaul shipment size	699	777	(10.0)	689	765	(9.9)

Revenue per pound²
Linehaul yield	15.91	16.39	(2.4)	16.14	16.56	(2.2)
Fuel surcharge impact	0.93	2.15	(6.2)	0.79	1.81	(5.3)
Forward Air Complete impact	1.83	1.17	3.3	1.60	0.95	3.4
Total airport-to-airport yield	18.67	19.71	(5.3)	18.53	19.32	(4.1)

Logistics:
Miles
Owner operator¹	6,111	4,812	27.0	17,916	13,432	33.4
Third party¹	2,288	3,618	(36.8)	6,709	11,055	(39.3)
Total Miles	8,399	8,430	(0.4)	24,625	24,487	0.6

Revenue per mile	$1.58	$1.80	(12.2)	$1.58	$1.74	(9.2)

Cost per mile	$1.23	$1.33	(7.5)%	$1.22	$1.25	(2.4)%

¹ - In thousands
² - In cents per pound; percentage change is expressed as a percent of total yield.

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.  As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

-END-

CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com